UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

SVB Financial Group
(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2013, SVB Financial Group (the “Company”) announced that David Jones, the Company’s Chief Credit Officer, has agreed to assume the new position of President of Asia, where he will help lead and expand the Company’s Asia strategy, including working with Ken Wilcox, Head of Asia and Chairman of the Board of Silicon Valley Bank, to build out its joint venture bank in China. This transition is expected to become effective in the late third quarter of 2013, at which time Mr. Jones is expected to relocate to China.

Upon the effectiveness of Mr. Jones’s transition into his new role, Marc Cadieux, the Company’s Assistant Credit Officer, is expected to succeed Mr. Jones as Chief Credit Officer. Mr. Cadieux has had an extensive 21-year history with the Company and has served in a variety of key credit, sales, relationship management and leadership roles, including Region Manager, Division Risk Manager, Head of Loan Advisory Services, and most recently over the past four years, Assistant Credit Officer.
A copy of the press release announcing the above is attached as Exhibit 99.1 and incorporated hereto by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 25, 2013, announcing plans to transition David Jones into new position of President of Asia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 25, 2013        SVB FINANCIAL GROUP

By: /s/ GREG BECKER______________
Name: Greg Becker
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1*	Press Release, dated April 25, 2013, announcing plans to transition David Jones into new position of President of Asia.